Exhibit 2

2011 FOURTH QUARTER RESULTS CEMEX Stock Listing Information NYSE (ADS) Ticker: CX MEXICAN STOCK EXCHANGE Ticker: CEMEXCPO Ratio of CEMEXCPO TO CX = 10:1 Investor Relations In the United States: + 1 877 7CX NYSE In Mexico: + 52 (81) 8888 4292 E-Mail: ir@cemex.com

OPERATING AND FINANCIAL HIGHLIGHTS CEMEX January – December Fourth quarter 2011 2010 % Var. ltl 2011 2010 % Var. % Var.* % Var.* Consolidated cement volume (thousand metric tons) 66,812 65,646 2% 16,328 16,103 1% Consolidated ready mix volume (thousand cubic meters) 54,940 51,001 8% 13,991 13,005 8% Consolidated aggregates volume 159,987 158,458 1% 39,008 38,693 1% (thousand metric tons) Net sales 15,139 14,069 8% 4% 3,706 3,492 6% 8% Gross profit 4,317 3,943 9% 6% 1,019 893 14% 21% Gross profit margin 28.5% 28.0% 0.5pp 27.5% 25.6% 1.9pp Operating income 960 856 12% 14% 224 125 79% 143% Operating Income margin 6.3% 6.1% 0.3pp 6.1% 3.6% 2.5pp Consolidated net income (loss) (1,536) (1,301) (18%) (147) (581) 75% Controlling interest net income (1,533) (1,304) (18%) (146) (574) 75% (loss) Operating EBITDA 2,332 2,314 1% (1%) 542 482 13% 22% Operating EBITDA margin 15.4% 16.4% (1.0pp) 14.6% 13.8% 0.8pp Free cash flow after 386 512 (25%) 374 248 51% maintenance capital expenditures Free cash flow 237 387 (39%) 307 199 54% Net debt plus perpetual notes 16,912 17,053 (1%) 16,912 17,053 (1%) Total debt 17,129 16,409 4% 17,129 16,409 4% Total debt plus perpetual notes 18,067 17,729 2% 18,067 17,729 2% Earnings (loss) per ADS (1.47) (1.30) (13%) (0.14) (0.57) 76% Fully diluted earnings per ADS N/A N/A N/A N/A N/A N/A Average ADSs outstanding 1,042.2 999.2 4% 1,044.6 1,000.3 4% Employees 44,104 46,533 (5%) 44,104 46,533 (5%) In millions of US dollars, except percentages, employees, and per-ADS amounts. Average ADSs outstanding are presented in millions. Please refer to page 8 for end-of quarter CPO-equivalent units outstanding. * Like-to-like (“l-t-l”) percentage variations adjusted for investments/divestments and currency fluctuations. Consolidated net sales in the fourth quarter of 2011 increased to US$3,706 million, representing an increase of 6% compared with the fourth quarter of 2010, or an increase of 8% on a like-to-like basis for the ongoing operations. The increase in consolidated net sales was due to higher volume and prices, in local currency terms, in our Northern European, South/Central America and Caribbean, and U.S. operations. The infrastructure and residential sectors were the main drivers of demand in most of our markets. Cost of sales as a percentage of net sales decreased by 1.9 percentage points during the fourth quarter of 2011 compared to the same period last year. The decrease in cost of sales as a percentage of net sales was mainly the result of higher prices in our Mexican operations, higher sales in our Northern European, and South/Central America and Caribbean regions, and the results of our cost reduction initiatives, which more than offset the increase in fuel and raw materials costs. Selling, general and administrative (SG&A) expenses as a percentage of net sales decreased 0.5 percentage points during the fourth quarter of 2011 compared with the same period last year, from 22.0% to 21.4%. The decrease in SG&A expenses during the quarter was the result of savings from our cost reduction initiatives and higher sales, which offset higher distribution expenses. Operating EBITDA increased 13% to US$542 million during the fourth quarter of 2011 compared with the same period last year. The increase was due mainly to higher contributions from our South/Central America and Caribbean, Northern European, Mexico and U.S. operations, and our cost reduction initiatives. On a like-to-like basis for the ongoing operations and adjusting for currency fluctuations, operating EBITDA increased 22% in the fourth quarter of margin increased 0.8 percentage points, from 13.8% in the fourth quarter of 2010 to 14.6% this quarter, due to higher sales and our cost reduction initiatives. Other expenses, net, for the quarter were US$13 million, which included mainly the net effect of the compensation for the nationalization of our operations in Venezuela and the sale of fixed assets, which partially compensated for impairment and severance payments related to our transformation process. Exchange gain (loss), net, for the quarter was a loss of US$42 million, resulting mainly from the depreciation of the euro against the US dollar. Gain (loss) on financial instruments for the quarter was a gain of US$71 million, resulting mainly from our equity derivatives related to CEMEX shares. Controlling interest net income (loss) was a loss of US$146 million in the fourth quarter of 2011, versus a loss of US$574 million in the fourth quarter of 2010. The fourth quarter 2011 loss reflects a higher foreign exchange loss and higher financial expenses, which were partially offset by higher operating income. Total debt plus perpetual notes decreased by US$388 million during the quarter. 2011 Fourth Quarter Results Page 2

OPERATING RESULTS CEMEX Mexico January – December Fourth quarter 2011 2010 % Var. ltl % Var.* 2011 2010 % Var. ltl % Var.* Net sales 3,474 3,435 1% (0%) 818 902 (9%) (0%) Operating EBITDA 1,196 1,153 4% 2% 307 287 7% 18% Operating EBITDA margin 34.4% 33.6% 0.8pp 37.5% 31.8% 5.7pp In millions of US dollars, except percentages. Domestic gray cement Ready mix Aggregates Year over year percentage variation January –December Fourth Quarter January ?December Fourth Quarter January December Fourth Quarter Volume 1% 1% 6% (10%) (5%) (23%) Price (USD) 5% (5%) 8% (3%) 14% (0%) Price (local currency) 3% 4% 6% 7% 12% 10% Domestic gray cement volumes for our operations in Mexico increased 1% during the fourth quarter of 2011 versus the same period last year, while ready mix volumes decreased 10% over the same period. For the full year, domestic gray cement volumes increased 1% while ready mix volumes increased 6% versus the full year 2010. Sales volumes for the quarter reflect the positive momentum of the industrial and commercial sector, supported by new construction projects from the manufacturing sector. Activity from the infrastructure sector remained relatively stable. In addition, results for the quarter were negatively impacted by a decline in volumes from the residential sector, mainly from the low and middle income segments. United States January – December Fourth quarter 2011 2010 % Var. l t l % Var.* 2011 2010 % Var. l t l % Var.* Net sales 2,521 2,491 1% (5%) 682 572 19% 13% Operating EBITDA (100) (45) (124%) (94%) (20) (36) 45% 55% Operating EBITDA margin (4.0%) (1.8%) (2.2pp) (2.9%) (6.3%) 3.4pp In millions of US dollars, except percentages. Domestic gray cement Ready mix Aggregates Year over year percentage variation January –December Fourth Quarter January December Fourth Quarter January December Fourth Quarter Volume (2%) 5% 7% 50% (9%) (0%) Price (USD) (0%) 1% 3% 4% 8% 6% Price (local currency) (0%) 1% 3% 4% 8% 6% In CEMEX’s U.S. operations, domestic gray cement and ready mix volumes increased 5% and 50%, respectively, while aggregates volumes remained flat during the fourth quarter of 2011 versus the same period of 2010. For the full year, domestic gray cement, ready mix, and aggregates volumes decreased 2%, increased 7%, and decreased 9%, respectively, versus the full year 2010. The consolidation of the Ready Mix USA joint venture in the second half of 2011 resulted in higher ready mix and aggregates volumes. On a like to like basis for the ongoing operations, ready mix and aggregates volumes increased 10% and decreased 4%, respectively, during the quarter and decreased 6% and 6%, respectively, for the full year versus the versus the full year 2010. The increase in demand for building materials during the quarter reflects a moderate improvement in residential activity, mainly from multi family construction. Performance from the industrial and commercial sector stabilized over the course of 2011, and this sector is beginning to recover moderately. Infrastructure spending has remained relatively weak due to the winding down of the infrastructure stimulus program and uncertainty over federal funding. In addition, favorable weather conditions had a positive effect on volumes for the quarter. 2011 Fourth Quarter Results Page 3

OPERATING RESULTS CEMEX Northern Europe January – December Fourth quarter 2011 2010 % Var. l t l % Var.* 2011 2010 % Var. l t l % Var.* Net sales 4,729 4,016 18% 12% 1,100 950 16% 17% Operating EBITDA 416 271 54% 46% 83 48 71% 75%Operating EBITDA margin 8.8% 6.7% 2.1pp 7.5% 5.1% 2.4pp In millions of US dollars, except percentages. Domestic gray cement Ready mix Aggregates Year over year percentage variation January –December Fourth Quarter January December Fourth Quarter January December Fourth Quarter Volume 13% 18% 13% 16% 8% 12% Price (USD) 7% (0%) 7% 1% 9% 3% Price (local currency) 1% 2% 2% 1% 3% 3% In CEMEX’s operations in the United Kingdom, domestic gray cement, ready?mix, and aggregates volumes increased 10%, 8%, and 6%, respectively, during the fourth quarter of 2011 versus the same period in 2010. For the full year, our domestic gray cement, ready?mix, and aggregates volumes increased 6%, 11%, and 4%, respectively, versus the comparable period in the previous year. Sales volumes for the quarter were supported by continuing activity from the infrastructure sector, even though a slowdown in this sector has become apparent. Performance from the residential market continued to be constrained by weak market fundamentals and the difficulty in obtaining mortgages. The industrial?and?commercial sector has been negatively affected by the economic instability that has accelerated during the second half of 2011. CEMEX’s ready?mix and aggregates volumes for our operations in France increased 11% and 13%, respectively, during the fourth quarter of 2011 versus the same period in 2010. For the full year, ready?mix and aggregates volumes increased 12% and 11%, respectively, versus the same period last year. The increase in volumes for the quarter reflects the overall market recovery and favorable weather conditions. The residential sector continued to show strength and benefited from the new extended zero rate loan, as well as other stimulus plan measures introduced during the quarter. Activity from the infrastructure sector remained stable. The industrial?and?commercial sector contributed to growth in the quarter with an increase in the number of project starts. Domestic gray cement volumes for our operations in Germany increased 15% during the fourth quarter of 2011 and increased 14% during the full year versus the same periods last year. Demand for building materials during the quarter was driven by the residential sector where historically low mortgage rates, stable construction prices, shrinking unemployment, and higher salaries led to higher activity levels. The industrial?and?commercial sector saw an increase in building permits, driven by the overall economic recovery and the need to expand manufacturing capacity. Spending in the public infrastructure sector continues to stagnate given cuts in the national budget. CEMEX’s domestic gray cement volumes in Poland increased 30% during the fourth quarter of 2011 and 19% for the full year versus the comparable periods of last year. Construction activity for the quarter was driven by the ongoing strength of the infrastructure sector. Government spending on the construction of highways, express roads, and railways, continued, supported by the committed financing from the EU structural funds. The industrial?and?commercial sector benefited from the favorable macroeconomic environment and high utilization rates, with important investments in business process outsourcing centers. The overall housing market in Poland was stable. Finally, favorable weather conditions had a positive effect on volumes for the quarter. Our domestic gray cement volumes in the Northern Europe region increased 18% during the fourth quarter of 2011 versus the same period in 2010, and increased 13% for the full year versus the previous year. 2011 Fourth Quarter Results Page 4

OPERATING RESULTS CEMEX Mediterranean January – December Fourth quarter 2011 2010 % Var. l?t?l % Var.* 2011 2010 % Var. l?t?l % Var.* Net sales 1,719 1,816 (5%) (7%) 385 446 (14%) (12%) Operating EBITDA 439 533 (18%) (17%) 94 127 (26%) (24%) Operating EBITDA margin 25.5% 29.4% (3.9pp) 24.4% 28.5% (4.1pp) In millions of US dollars, except percentages. Domestic gray cement Ready?mix Aggregates Year?over?year percentage variation January –December Fourth Quarter January ?December Fourth Quarter January ? December Fourth Quarter Volume (8%) (14%) (1%) (13%) (9%) (18%) Price (USD) (5%) (9%) 4% 1% 10% 3% Price (local currency) (4%) (7%) 0% 3% 5% 6% In CEMEX’s operations in Spain, domestic gray cement and ready?mix volumes decreased 40% and 48%, respectively, during the fourth quarter of 2011 compared with the same period last year. For the full year, domestic gray cement and ready?mix volumes decreased 19% and 21%, respectively compared to the previous year. During the quarter, volumes continued to decline and were negatively affected by weaker demand in all of our sectors and regions, especially in Catalonia and Levante. Activity from the infrastructure sector continued to weaken given deteriorating macroeconomic conditions, as well as cuts in government spending. The residential sector continues to be negatively affected by high inventory levels and the absence of financing. Spending in the industrial?and?commercial sector remained stagnant at very low levels. CEMEX’s domestic gray cement volumes in Egypt decreased 2% during the fourth quarter of 2011 and decreased 3% for the full year versus the comparable periods of last year. The decline in volumes for the quarter was driven by the challenging macroeconomic situation. Government spending on infrastructure projects decreased significantly due to continuing political unrest. In light of the political uncertainty, investments in projects from the industrial?and?commercial sector stagnated during the quarter. On the other hand, performance from the residential sector has shown a slight improvement. Our domestic gray cement volumes in the Mediterranean region decreased 14% during the fourth quarter of 2011 and decreased 8% for the full year versus the same periods in 2010. South/Central America and Caribbean January – December Fourth quarter 2011 2010 % Var. l?t?l % Var.* 2011 2010 % Var. l?t?l % Var.* Net sales 1,745 1,444 21% 20% 447 366 22% 24% Operating EBITDA 513 460 11% 10% 117 97 21% 33% Operating EBITDA margin 29.4% 31.9% (2.5pp) 26.1% 26.5% (0.4pp) In millions of US dollars, except percentages. Domestic gray cement Ready?mix Aggregates Year?over?year percentage variation January –December Fourth Quarter January ?December Fourth Quarter January ? December Fourth Quarter Volume 5% 5% 15% 12% 51% 87% Price (USD) 8% 12% 8% 10% 3% 16% Price (local currency) 7% 13% 7% 12% 3% 18% Domestic gray cement volumes for CEMEX’s operations in Colombia increased 13% during the fourth quarter of 2011 and increased 5% for the full year versus the comparable periods last year. Demand for building materials during the quarter was driven by favorable construction activity from the residential sector, supported by an increase in housing permits from middle and high?income segments, which have benefited from favorable economic conditions, subsidies on housing loans interest rates, and lower unemployment. The recovery in low?income housing continued, driven by subsidies on interest rates and the construction of large projects. The reconstruction of damaged infrastructure caused by the rainy season and the initiation of several large projects bolstered the infrastructure sector in the quarter. Higher demand for office buildings and warehouses resulted in increased volumes for the industrial?and?commercial sector. Our domestic gray cement volumes in the South/Central America and Caribbean region increased 5% during the fourth quarter of 2011 and 5% for the full year versus the comparable periods of last year. 2011 Fourth Quarter Results Page 5

OPERATING RESULTS CEMEX Asia January – December Fourth quarter 2011 2010 % Var. l?t?l % Var.* 2011 2010 % Var. l?t?l % Var.* Net sales 505 515 (2%) (5%) 124 125 (0%) (0%) Operating EBITDA 81 123 (34%) (35%) 18 20 (8%) (7%) Operating EBITDA margin 16.0% 23.8% (7.8pp) 14.6% 15.7% (1.1pp) In millions of US dollars, except percentages. Domestic gray cement Ready?mix Aggregates Year?over?year percentage variation January –December Fourth Quarter January ?December Fourth Quarter January ? December Fourth Quarter Volume (2%) 10% (8%) (24%) (4%) (10%) Price (USD) (3%) (5%) 12% 8% 11% 6% Price (local currency) (6%) (4%) 7% 7% 6% 7% In CEMEX’s operations in the Philippines, domestic gray cement volumes increased 16% during the fourth quarter of 2011 and decreased 5% for the full year compared with the same periods in 2010. Demand for building materials during the quarter was driven by a recovery in spending from the public sector, especially in the maintenance of roads and highways. The industrial?and?commercial sector continued with its positive trend in the quarter. The office sector showed particular strength with several new investments in the outsourcing industry. Meanwhile, activity from the residential sector was strong, which was evidenced by the advancement of several large private construction projects. Our domestic gray cement volumes in the Asia region increased 10% during the fourth quarter of 2011 and decreased 2% for the full year versus the comparable periods of last year. 2011 Fourth Quarter Results Page 6

OPERATING EBITDA, CEMEX FREE CASH FLOW AND DEBT?RELATED INFORMATION CEMEX Operating EBITDA and Free Cash Flow January ? December Fourth quarter 2011 2010 % Var. 2011 2010 % Var. Operating income 960 856 12% 224 125 79% + Depreciation and operating amortization 1,372 1,458 318 357 Operating EBITDA 2,332 2,314 1% 542 482 13% ? Net financial expense 1,278 1,118 323 284 ? Maintenance capital expenditures 336 424 166 248 ? Change in working capital (0) 52 (386) (420) ? Taxes paid 287 335 113 146 ? Other cash items (net) 45 (127) (47) (25) Free cash flow after maintenance capital expenditures 386 512 (25%) 374 248 51% ? Expansion capital expenditures 149 125 67 49 Free cash flow 237 387 (39%) 307 199 54% In millions of US dollars, except percentages. During the quarter, free cash flow of US$307 million plus cash proceeds from the compensation for the nationalization of CEMEX Venezuela were used to pay down debt under the Financing Agreement, increase reserves for the payment of Certificados Bursátiles, replenish cash, and for other corporate purposes. Information on debt and perpetual notes Fourth quarter Third quarter Fourthquarter2011 2010 Currency denomination US dollar 78% 67% Euro19%24% Mexican peso3%9% Other0%0% Interest rate Fixed 56% 38% Variable 44%62% 2011 2010 % Var. 2011 Total debt (1) 17,129 16,409 4%17,294 Short?term 2% 3% 2% Long?term 98% 97% 98%Perpetual notes 938 1,320 (29%)1,161Cash and cash equivalents 1,155 676 71%736Net debt plus perpetual notes 16,912 17,053 (1%)17,719 Consolidated funded debt (2)/EBITDA (3) 6.64 7.43 7.20 Interest coverage (3) 1.88 1.95 1.87In millions of US dollars, except percentages and ratios. (1) Includes convertible securities and capital leases (2) Consolidated Funded Debt as of December 31, 2011 was US$15,466 million (3) Calculated in accordance with our contractual obligations under the Financing Agreement 2011 Fourth Quarter Results Page 7

EQUITY?RELATED AND DERIVATIVE INSTRUMENTS INFORMATION CEMEX Equity?related information One CEMEX ADS represents ten CEMEX CPOs. The following amounts are expressed in CPO terms. Beginning?of?quarter CPO?equivalent units outstanding 10,444,666,582 Less increase (decrease) in the number of CPOs held in subsidiaries 0 Stock?based compensation 7,862,300 End?of?quarter CPO?equivalent units outstanding 10,452,528,882 Outstanding units equal total CPOs issued by CEMEX less CPOs held in subsidiaries. CEMEX has outstanding mandatory convertible securities which, upon conversion, will increase the number of CPOs outstanding by approximately 172.5 million, subject to antidilution adjustments. Employee long?term compensation plans As of December 31, 2011, executives had outstanding options on a total of 91,868,969 CPOs, with a weighted?average strike price of approximately US$1.94 per CPO (equivalent to US$19.40 per ADS). Starting in 2005, CEMEX began offering executives a restricted stock?ownership program. As of December 31, 2011, our executives held 48,394,742 restricted CPOs, representing 0.5% of our total CPOs outstanding. Derivative instruments The following table shows the notional amount for each type of derivative instrument and the aggregate fair market value for all of CEMEX’s derivative instruments as of the last day of each quarter presented. Fourth quarter Third quarter Notional amounts (1) 2011 2010 2011 Equity (2) 2,794 1,644 2,802 Estimated aggregate fair market value (1) (3) 94 (55) 36 In millions of US dollars. The estimated aggregate fair market value represents the approximate settlement result as of the valuation date, based upon quoted market prices and estimated settlement costs, which fluctuate over time. Fair market values and notional amounts do not represent amounts of cash currently exchanged between the parties; cash amounts will be determined upon termination of the contracts considering the notional amounts and quoted market prices as well as other derivative items as of the settlement date. Fair market values should not be viewed in isolation, but rather in relation to the fair market values of the underlying hedge transactions and the overall reduction in CEMEX’s exposure to the risks being hedged. Note: Under Mexican Financial Reporting Standards (“Mexican FRS”), companies are required to recognize all derivative financial instruments on the balance sheet as assets or liabilities, at their estimated fair market value, with changes in such fair market values recorded in the income statement, except when transactions are entered into for cash?flow?hedging purposes, in which case changes in the fair market value of the related derivative instruments are recognized temporarily in equity and then reclassified into earnings as the inverse effects of the underlying hedged items flow through the income statement. As of December 31, 2011, in connection with the fair market value recognition of its derivatives portfolio, CEMEX had recognized increases in assets and liabilities resulting in a net asset of US$146 million, which according to our financial agreements, is presented net of the assets associated with the derivative instruments. The notional amounts of derivatives substantially match the amounts of underlying assets, liabilities, or equity transactions on which the derivatives are being entered into. (1) Excludes an interest?rate swap related to our long?term energy contracts. As of December 31, 2011, the notional amount of this derivative was US$189 million, with a positive fair market value of approximately US$52 million. (2) Includes a notional amount of US$360 million in connection with a guarantee by CEMEX of a financial transaction entered into by its employees’ pension fund trust. As of December 31, 2011, the fair value of this financial guarantee represented a liability of US$4 million, which is net of a collateral deposit of US$225 million. (3) Net of a cash collateral deposited under open positions. Cash collateral was US$234 million as of December 31, 2011. 2011 Fourth Quarter Results Page 8

OPERATING RESULTS CEMEX Consolidated Income Statement & Balance SheetCEMEX, S.A.B. de C.V. and Subsidiaries(Thousands of U.S. Dollars, except per ADS amounts)INCOME STATEMENTlike-to-likelike-to-like% Var. *% Var. *Net Sales15,139,23414,069,4318%4%3,706,2343,492,0526%8%Cost of Sales(10,822,713)(10,126,796)(7%)(2,686,783)(2,598,623)(3%)Gross Profit4,316,5213,942,6359%6%1,019,452893,42914%21%Selling, General and Administrative Expenses(3,356,299)(3,086,863)(9%)(794,976)(767,956)(4%)Operating Income960,223855,77212%14%224,476125,47379%143%Other Expenses, Net(339,844)(526,587)35%13,471(220,225)N/AOperating Income After Other Expenses, Net620,378329,18588%237,947(94,752)N/A Financial Expenses(1,436,493)(1,286,672)(12%)(362,243)(328,023)(10%) Financial Income38,78634,70812%12,50510,45420% Exchange Gain (loss), Net(144,491)73,097N/A(41,858)7,237N/A Monetary Position Gain (loss)12,73621,025(39%)2,1209,374(77%) Gain (loss) on Financial Instruments(329,519)(75,486)(337%)70,58544,32459%Total Comprehensive Financing (cost) Income(1,858,981)(1,233,329)(51%)(318,890)(256,635)(24%)Net Income Before Income Taxes(1,238,603)(904,145)(37%)(80,944)(351,387)77%Income Tax (264,170)(355,877)26%(71,870)(230,877)69%Net Income Before Participation of Uncons. Subs. (1,502,773)(1,260,021)(19%)(152,813)(582,264)74%Participation in Unconsolidated Subsidiaries(32,744)(41,370)21%5,5901,557259%Consolidated Net Income (loss)(1,535,517)(1,301,392)(18%)(147,223)(580,707)75%Non-controlling interest Net Income (loss)(2,932)2,163N/A(1,003)(7,081)86%CONTROLLING INTEREST NET INCOME (LOSS)(1,532,585)(1,303,554)(18%)(146,220)(573,625)75%Operating EBITDA2,331,9242,313,8451%(1%)542,463482,04313%22%Earnings (loss) per ADS(1.47) (1.30) (13%)(0.14) (0.57)76%BALANCE SHEET2011 2010% Var.Total Assets39,276,40541,674,527(6%)Cash and Temporary Investments1,155,332675,88871% Trade Accounts Receivables965,056986,515(2%)Other Receivables605,5711,304,532(54%)Inventories1,256,3511,257,620(0%)Other Current Assets240,269190,26826% Current Assets4,222,5794,414,823(4%)Fixed Assets17,604,80618,726,346(6%)Other Assets17,449,02118,533,358(6%)Total Liabilities24,395,58824,384,8850% Current Liabilities4,059,4884,459,487(9%)Long-Term Liabilities16,756,05815,953,1785% Other Liabilities3,580,0423,972,220(10%)Consolidated Stockholders’ Equity14,880,81717,289,642(14%)Non-controlling Interest and Perpetual Instruments1,197,7281,579,642(24%)Stockholders’ Equity Attributable to Controlling Interest13,683,08915,710,000(13%) 2011 Fourth Quarter Results Page 9

OPERATING RESULTS CEMEX Consolidated Income Statement & Balance SheetCEMEX, S.A.B. de C.V. and Subsidiaries(Thousands of Mexican Pesos in nominal terms)INCOME STATEMENT2011 2010% Var.2011 2010% Var.Net Sales188,937,640178,259,6956%50,553,03743,301,44517%Cost of Sales(135,067,452)(128,306,510)(5%)(36,647,717)(32,222,930)(14%)Gross Profit53,870,18849,953,1848%13,905,32011,078,51526%Selling, General and Administrative Expenses(41,886,610)(39,110,558)(7%)(10,843,474)(9,522,650)(14%)Operating Income11,983,57810,842,62711%3,061,8461,555,86597%Other Expenses, Net(4,241,259)(6,671,859)36%183,747(2,730,793)N/AOperating Income After Other Expenses, Net7,742,3204,170,76886%3,245,593(1,174,928)N/A Financial Expenses(17,927,432)(16,302,135)(10%)(4,940,990)(4,067,489)(21%) Financial Income484,049439,74510%170,573129,62732% Exchange Gain (loss), Net(1,803,250)926,135N/A(570,942)89,736N/A Monetary Position Gain (loss)158,941266,385(40%)28,922116,234(75%) Gain (loss) on Financial Instruments(4,112,396)(956,412)(330%)962,775549,62175%Total Comprehensive Financing (cost) Income(23,200,089)(15,626,283)(48%)(4,349,662)(3,182,270)(37%)Net Income Before Income Taxes(15,457,769)(11,455,515)(35%)(1,104,069)(4,357,198)75%Income Tax (3,296,838)(4,508,956)27%(980,300)(2,862,877)66%Net Income Before Participation of Uncons. Subs. (18,754,607)(15,964,471)(17%)(2,084,369)(7,220,075)71%Participation in Unconsolidated Subsidiaries(408,640)(524,162)22%76,25019,311295%Consolidated Net Income (loss)(19,163,248)(16,488,632)(16%)(2,008,121)(7,200,763)72%Non-controlling interest Net Income (loss)(36,587)27,399N/A(13,680)(87,810)84%CONTROLLING INTEREST NET INCOME (LOSS)(19,126,661)(16,516,031)(16%)(1,994,440)(7,112,952)72%Operating EBITDA29,102,41229,316,419(1%)7,399,1955,977,33524%Earnings (loss) per ADS(18.35) (16.53) (11%)(1.91) (7.11)73%BALANCE SHEET2011 2010% Var.Total Assets548,298,617515,097,1506% Cash and Temporary Investments16,128,4318,353,97693% Trade Accounts Receivables13,472,18712,193,32810% Other Receivables8,453,76516,124,013(48%)Inventories17,538,66515,544,18813% Other Current Assets3,354,1532,351,70943% Current Assets58,947,20154,567,2148% Fixed Assets245,763,089231,457,6326% Other Assets243,588,327229,072,3046% Total Liabilities340,562,406301,397,17613% Current Liabilities56,670,44755,119,2593% Long-Term Liabilities233,914,569197,181,27519% Other Liabilities49,977,39049,096,6432% Consolidated Stockholders’ Equity207,736,211213,699,974(3%)Non-controlling Interest and Perpetual Instruments16,720,28819,524,378(14%)Stockholders’ Equity Attributable to Controlling Interest191,015,923194,175,595(2%) 2011 Fourth Quarter Results Page 10

OPERATING RESULTS CEMEX Operating Summary per CountryIn thousands of U.S. dollarslike-to-likelike-to-likeNET SALES% Var. *% Var. *Mexico3,474,439 3,434,750 1%(0%)818,010 902,030 (9%)(0%)USA2,520,724 2,490,892 1%(5%)682,145 572,115 19%13%Northern Europe4,728,808 4,015,787 18%12%1,100,370 949,558 16%17%Mediterranean1,719,375 1,816,194 (5%)(7%)384,660 445,856 (14%)(12%)South / Central America and Caribbean1,745,275 1,443,790 21%20%446,961 365,715 22%24%Asia505,486 515,291 (2%)(5%)124,212 124,833 (0%)(0%)Others and intercompany eliminations445,127 352,728 26%26%149,878 131,946 14%14%TOTAL15,139,234 14,069,431 8%4%3,706,234 3,492,052 6%8%GROSS PROFITMexico1,750,612 1,636,741 7%5%445,296 433,390 3%13%USA(45,267) (48,654) 7%N/A4,254 (28,951) N/AN/ANorthern Europe1,202,869 931,301 29%23%302,534 206,184 47%48%Mediterranean600,113 680,800 (12%)(12%)129,710 166,021 (22%)(20%)South / Central America and Caribbean733,361 594,425 23%22%208,729 133,021 57%59%Asia139,117 172,699 (19%)(22%)31,941 31,789 0%0%Others and intercompany eliminations(64,284) (24,676) (161%)(161%)(103,012) (48,027) (114%)(114%)TOTAL4,316,521 3,942,635 9%6%1,019,452 893,429 14%21%OPERATING INCOMEMexico1,050,516 1,004,349 5%3%271,885 249,402 9%21%USA(655,741) (655,426) (0%)4%(159,398) (174,510) 9%17%Northern Europe147,525 12,083 1121%1056%25,716 (13,225) N/AN/AMediterranean331,750 425,101 (22%)(21%)66,996 100,782 (34%)(32%)South / Central America and Caribbean417,208 369,944 13%12%87,622 71,661 22%39%Asia61,032 101,296 (40%)(41%)12,974 14,132 (8%)(8%)Others and intercompany eliminations(392,068) (401,577) 2%3%(81,318) (122,770) 34%21%TOTAL960,223 855,772 12%14%224,476 125,473 79%143% 2011 Fourth Quarter Results Page 11

OPERATING RESULTS CEMEX Operating Summary per CountryEBITDA in thousands of U.S. dollars. EBITDA margin as a percentage of net saleslike-to-likelike-to-likeOPERATING EBITDA% Var. *% Var. *Mexico1,195,758 1,152,825 4%2%306,938 287,272 7%18%USA(100,346) (44,873) (124%)(94%)(19,970) (36,049) 45%55%Northern Europe415,790 270,508 54%46%83,017 48,416 71%75%Mediterranean438,702 533,150 (18%)(17%)94,003 127,156 (26%)(24%)South / Central America and Caribbean512,756 460,168 11%10%116,767 96,900 21%33%Asia80,949 122,587 (34%)(35%)18,144 19,618 (8%)(7%)Others and intercompany eliminations(211,685) (180,520) (17%)(15%)(56,435) (61,270) 8%(17%)TOTAL2,331,924 2,313,845 1%(1%)542,463 482,043 13%22%OPERATING EBITDA MARGINMexico34.4%33.6%37.5%31.8%USA(4.0%)(1.8%)(2.9%)(6.3%)Northern Europe8.8%6.7%7.5%5.1%Mediterranean25.5%29.4%24.4%28.5%South / Central America and Caribbean29.4%31.9%26.1%26.5%Asia16.0%23.8%14.6%15.7%TOTAL15.4%16.4%14.6%13.8% 2011 Fourth Quarter Results Page 12

OPERATING RESULTS CEMEX Volume SummaryConsolidated volume summaryCement and aggregates: Thousands of metric tons. Ready-mix: Thousands of cubic meters. Fourth quarter2011 2010% Var.20112010% Var.Consolidated cement volume *66,81265,6462%16,32816,1031%Consolidated ready-mix volume54,94051,0018%13,99113,0058%Consolidated aggregates volume159,987158,4581%39,00838,6931%Per-country volume summaryJanuary—DecemberFourth quarterFourth quarter 2011 Vs. DOMESTIC GRAY CEMENT VOLUME2011 Vs. 2010 2011 Vs. 2010Third quarter 2011Mexico1% 1% (1%)U.S.A.(2%)5% (10%)Northern Europe13% 18% (19%)Mediterranean(8%)(14%)(6%)South / Central America and Caribbean5% 5% (1%)Asia(2%)10% (1%)READY-MIX VOLUMEMexico6% (10%)(4%)U.S.A.7% 50% 14% Northern Europe13% 16% (10%)Mediterranean(1%)(13%)(4%)South / Central America and Caribbean15% 12% (8%)Asia(8%)(24%)(3%)AGGREGATES VOLUMEMexico(5%)(23%)(2%)U.S.A.(9%)(0%)(10%)Northern Europe8% 12% (13%)Mediterranean(9%)(18%)(11%)South / Central America and Caribbean51% 87% 7% Asia(4%)(10%)10% * Consolidated cement volume includes domestic and export volume of gray cement, white cement, special cement, mortar and clinker. 2011 Fourth Quarter Results Page 13

OPERATING RESULTS CEMEX Price SummaryVariation in U.S. Dollars January—DecemberFourth quarterFourth quarter 2011 Vs. DOMESTIC GRAY CEMENT PRICE2011 Vs. 2010 2011 Vs. 2010Third quarter 2011Mexico5% (5%)(6%)U.S.A.(0%)1% (0%)Northern Europe (*)7% (0%)(4%)Mediterranean (*)(5%)(9%)(7%)South / Central America and Caribbean (*)8% 12% 0% Asia (*)(3%)(5%)(3%)READY-MIX PRICEMexico8% (3%)(4%)U.S.A.3% 4% 0% Northern Europe (*)7% 1% (2%)Mediterranean (*)4% 1% (4%)South / Central America and Caribbean (*)8% 10% 3% Asia (*)12% 8% (2%)AGGREGATES PRICEMexico14% (0%)(9%)U.S.A.8% 6% (1%)Northern Europe (*)9% 3% (2%)Mediterranean (*)10% 3% (6%)South / Central America and Caribbean (*)3% 16% 8% Asia (*)11% 6% (6%) (*) Volume weighted-average price. 2011 Fourth Quarter Results Page 14

OPERATING RESULTS CEMEX Price SummaryVariation in Local Currency January—DecemberFourth quarterFourth quarter 2011 Vs. DOMESTIC GRAY CEMENT PRICE2011 Vs. 2010 2011 Vs. 2010Third quarter 2011Mexico3% 4% 2% U.S.A.(0%)1% (0%)Northern Europe (*)1% 2% 2% Mediterranean (*)(4%)(7%)(5%)South / Central America and Caribbean (*)7% 13% 3% Asia (*)(6%)(4%)(1%)READY-MIX PRICEMexico6% 7% 3% U.S.A.3% 4% 0% Northern Europe (*)2% 1% 2% Mediterranean (*)0% 3% 0% South / Central America and Caribbean (*)7% 12% 6% Asia (*)7% 7% (1%)AGGREGATES PRICEMexico12% 10% (1%)U.S.A.8% 6% (1%)Northern Europe (*)3% 3% 2% Mediterranean (*)5% 6% (1%)South / Central America and Caribbean (*)3% 18% 12% Asia (*)6% 7% (3%)(*) Volume weighted-average price. 2011 Fourth Quarter Results Page 1

OTHER ACTIVITIES CEMEX CEMEX completes debt prepayment strategy On October 19, 2011, CEMEX announced that it had reduced the initial exposure under its Financing Agreement by more than half (50.97%), or about US$7.66 billion. Antitrust Investigations in Spain by the CNC Regarding the inspections that had been carried in September 2009 by the Investigative Department of the Spanish Competition Commission (“CNC”) in the context of possible anticompetitive practices in the production and distribution of mortar, ready?mix concrete and aggregates within the Chartered Community of Navarre (“Navarre”), on January 12, 2012, the CNC notified its final decision imposing a fine of EUR 500,000 (approximately U.S.$648,340.00 as of December 31, 2011, based on an exchange rate of €0.7712 to U.S.$1.00) against CEMEX España for price?fixing and market sharing in the concrete market of Navarre from June 2008 through September 2009. CEMEX España denies any wrongdoing and on January 30, 2012 notified the CNC that it would file the corresponding recourse before the competent court. This appeal must be lodged within two months from the date when the decision was notified. The maximum fine could have been 10% of the total turnover of CEMEX España for the calendar year preceding the imposition of the fine. Antitrust Investigations in Mexico In January and March 2009, we were notified of two findings of presumptive responsibility against CEMEX issued by the Mexican Competition Authority (Comisión Federal de Competencia or “CFC”), alleging certain violations of Mexican antitrust laws. We believe these findings contain substantial violations of rights granted by the Mexican Constitution. With respect to the second case (the one notified in March 2009), on October 14, 2011, the CFC determined to close the case due to a lack of evidence to impose any sanctions. Third parties filed an appeal before the CFC to reconsider its ruling, but CEMEX believes that legal precedents that establish that third parties lack standing in these cases exist. The first case (the one notified in January 2009) remains ongoing. Acquisition of Ready Mix USA LLC In connection with CEMEX’s joint ventures with Ready Mix USA: a) CEMEX Southeast, LLC, the joint venture which had been owned 50.01% by CEMEX; and b) Ready Mix USA LLC, the joint venture which had been owned by Ready Mix USA, on September 30, 2010, Ready Mix USA exercised its put option. Effective August 1, 2011, after performance of the obligations by both parties under the put option agreement, CEMEX acquired its partner’s interests in Ready Mix USA LLC and CEMEX Southeast LLC in exchange for approximately US$352 million. CEMEX´s consolidated balance sheet and the consolidated statement of operations as of and for the period ended December 31, 2011 include the balances of Ready Mix USA LLC as of December 31, 2011, based on the best estimate of its net asset’s fair value as of the acquisition date, and its results of operations for the five?month period ended December 31, 2011. The acquisition of the minority interest in CEMEX Southeast LLC, fully consolidated by CEMEX as of the acquisition date, generated a loss of approximately US$31 million, which, as a transaction between stockholders under MFRS, was recognized within “Other equity OTHER ACTIVITIES reserves.” At the date of this report, CEMEX is in the process of completing the allocation of the purchase price of Ready Mix USA LLC to the fair values of the net assets acquired, and expects to finalize such process during the first quarter of 2012. According to CEMEX’s best estimate of the fair value of Ready Mix USA LLC’s net assets as of December 31, 2011, CEMEX consolidated net assets for approximately US$321 million, which included a net debt of approximately US$31 million. 2011 Fourth Quarter Results Page 16

OTHER INFORMATION CEMEX Mexican Tax Reform 2010 In November 2009, the Mexican Congress approved amendments to the income tax law that became effective on January 1, 2010. The new law included changes to the tax consolidation regime that require CEMEX to, among other things, determine income taxes as if the tax consolidation provisions in Mexico did not exist from 1999 onward. These changes also required the payment of taxes on dividends between entities of the consolidated tax group (specifically, dividends paid from profits that were not taxed in the past), certain special items in the tax consolidation, as well as tax loss carryforwards generated by entities within the consolidated tax group that should have been recovered by such individual entities over the succeeding 10 years. These amendments increased the statutory income tax rate from 28% to 30% for the years 2010 to 2012, 29% for 2013, and decreased it to 28% for 2014 and future years. Pursuant to theese amendments, the parent company was required to pay in 2010 (at the 30% tax rate) 25% of the tax resulting from eliminating the tax consolidation effects from 1999 to 2004, and to pay an additional 25% in 2011. The remaining 50% is required to be paid as follows: 20% in 2012, 15% in 2013, and 15% in 2014. With respect to the consolidation effects originated after 2004, these should be considered during the sixth fiscal year following their origination and are be payable over the succeeding five years in the same proportions (25%, 25%, 20%, 15%, and 15%), and, in relation to this, the consolidation effect for 2005 has already been notified to CEMEX and considered. Applicable taxes payable as a result of the changes to the tax consolidation regime will be increased by inflation, as required by the Mexican income tax law. As of December 31, 2009, based on Interpretation 18, the parent company recognized the nominal value of estimated taxes payable in connection with theese amendments of approximately US$799 million. This amount was recognized by the parent company as a tax payable on its balance sheet against “Other non?current assets” for approximately US$628 million, in connection with the net liability recognized before the new tax law and that the parent company expects to realize in connection with the payment of this tax liability; and approximately US$171 million against “Retained earnings” for the portion, according to the new law, related to: a) the difference between the sum of the equity of the controlled entities for tax purposes and the equity for tax purposes of the consolidated entity; b) dividends from the controlled entities for tax purposes to CEMEX, S.A.B. de C.V.; and c) other transactions between the companies included in the tax consolidation that represented the transfer of resources within the group. In December 2010, pursuant to additional rules, the tax authorities eliminated certain aspects of the law related to the taxable amount for the difference between the sum of the equity of the controlled entities for tax purposes and the equity for tax purposes of the consolidated entity. As a result, the parent company reduced its estimated tax payable by approximately US$235 million against a credit to “Retained earnings.” In 2011, changes in the parent company’s tax payable associated with the tax consolidation in Mexico are as follows (approximate US$ Millions): 2011 Balance at the beginning of the period $727 Income tax received from subsidiaries $168 Restatement for the period $35 Payments during the period ($36) Other ($5) Balance at the end of the period $889 As of December 31, 2011, the balance of tax loss carryforwards that have not been considered in the tax consolidation was approximately US$1,038 million. As of December 31, 2011, the estimated payment schedule of taxes payable resulting from these changes in the tax consolidation regime in Mexico were as follows (approximate amounts in millions of US dollars): 2012 $50 2013 $50 2014 $143 2015 $151 2016 $127 2017 and thereafter $368 $889 Nationalization of CEMEX Venezuela On August 18, 2008, the Government of Venezuela expropriated all business, assets and shares of CEMEX Venezuela and took control of its facilities. CEMEX controlled and operated CEMEX Venezuela until August 17, 2008. In October 2008, CEMEX submitted a request to the International Centre for Settlement of Investment Disputes (“ICSID”), seeking international arbitration claiming that the nationalization and seizure of the facilities located in Venezuela and owned by CEMEX Venezuela did not comply with the terms of the treaty for the protection of investments signed by the Government of Venezuela and the Netherlands and with international law, because CEMEX had not receive any compensation and no public purpose was proven. On November 30, 2011, following negotiations with the Government of Venezuela and its affiliate Corporación Socialista de Cemento, S.A., a settlement agreement was reached between CEMEX and the Government of Venezuela that closed on December 13, 2011. Under this settlement agreement, CEMEX received compensation for the expropriation of CEMEX Venezuela and administrative services provided after the expropriation in the form of: (i) a cash payment of US$240 million; and (ii) notes issued by Petróleos de Venezuela, S.A. (“PDVSA”), with nominal value and interest income to maturity totaling approximately US$360 million. Additionally, as part of the settlement, claims among all parties and their affiliates were released and all intercompany payments due from or to CEMEX Venezuela to and from CEMEX were cancelled, resulting in the cancellation for CEMEX of accounts payable net of approximately US$154 million. Pursuant to this settlement agreement, CEMEX and the government of Venezuela agreed to withdraw the ICSID arbitration. As a result of this settlement, CEMEX cancelled the book value of its net assets in Venezuela of approximately US$503 million and recognized a settlement gain in the statement of operations of approximately US$150 million, which includes the write?off of estimated currency translation effects accrued in equity. 2011 Fourth Quarter Results Page 17

OTHER INFORMATION CEMEX Migration of CEMEX to International Financial Reporting Standards in 2012 Based on requirements issued in 2009 by the Mexican National Banking and Securities Commission, all entities that trade their securities on the Mexican Stock Exchange must adopt the International Financial Reporting Standards (“IFRS”) for the preparation of their consolidated financial statements no later than January 1, 2012. CEMEX began the planning of its IFRS migration process during the last quarter of 2009. In summary, the status of CEMEX’s IFRS migration process as of December 31, 2011, was as follows: Stage 1. Communication to the organization and IFRS training Activities undertaken and finalized between November 2009 and June 2010. Jointly with its external consultants for the IFRS migration project, CEMEX designed and implemented specific IFRS training programs for the team involved directly in the generation of financial information, the corporate support team, and the personnel in the business units. These training programs consisted of: a) mandatory self?training based on a specialized Intranet; b) training based on webcasts oriented to a wide?range of personnel, by means of which, experts covered a variety of significant topics for CEMEX; and c) face?to?face training sessions for key personnel directly involved in the determination and quantification of the main differences between IFRS and Mexican FRS. Stage 2. Evaluation of accounting and business impacts CEMEX concluded the documentation phase of this stage in November 2010. CEMEX elected to prepare its initial balance sheet under IFRS as of January 1, 2010, in order to report three years of operations under IFRS at the 2012 year end. Based on IFRS 1, “IFRS First Time Adoption,” for purposes of the initial balance sheet, CEMEX determined the fair value of its main fixed assets, in some cases with the advice of external appraisers. As allowed by IFRS 1, CEMEX elected not to revisit the book values of business acquisitions made before January 1, 2010, among other items. As of December 31, 2011, CEMEX had concluded its initial balance sheet under IFRS. With the information available, the expected main impacts by line item of the consolidated balance sheet as of January 1, 2010, are as follows: No. Account Type Explanation 1 Accounts receivables / Other financial obligations Asset Liability An increase in both accounts is expected as a result of the current securitization programs, which are not expected to comply with all the IFRS 39 derecognition requirements; consequently, any resources obtained under these programs would be recognized against a liability. 2 Inventories Asset Based on IFRS, a small decrease resulted from certain spare parts that were reclassified to fixed assets. 3 Fixed Assets Asset The valuation of CEMEX´s major fixed assets at fair value generated a net decrease in the consolidated balance sheet as of the transition date. 4 Other Intangible Assets Asset An increase in this account results mainly from the reclassification of mining rights that were previously recognized within fixed assets. 5 Employee benefits Liability At the transition date, all actuarial gains or losses under deferral were fully amortized against equity, causing an increase in the liability. 6 Other non?current liabilities Liability Had a net increase from the recognition of Uncertain Tax Positions, considering the different thresholds in IFRS as compared to MFRS. 7 Deferred income taxes Liability The balance decreased at the transition date mainly due to the net decrease in fixed assets as mentioned above. 8 Stockholders´Equity Equity Based on IFRS 1, most IFRS first time adoption effects at the transition date were recognized directly against retained earnings, such as the adjustments to fixed assets, uncertain tax positions, and deferred taxes, among others. Finally, in order to conclude Stage 2, CEMEX is in the final step to adapt its transactional systems for the ongoing generation of information under IFRS that is expected to be finished during the first quarter of 2012. Stage 3. Parallel financial information generation under IFRS During the third and fourth quarters of 2011, CEMEX underwent the preparation of its consolidated financial statements under IFRS for the years 2010 and 2011. As of December 31, 2011, approximately 90% of this process had been completed. Considering the effects determined in CEMEX’s opening IFRS balance sheet, one of the most significant change ocurrs as a result of the valuation of its main fixed assets to fair value and the subsequent decrease in the non?cash depreciation expense in CEMEX’s IFRS statements of operations for the year 2010 and each year thereafter, as compared to those previously reported under Mexican FRS. In addition, accounts receivable sold under the securitization programs will remain on balance sheet under IFRS due to the continuing involvement of CEMEX in the processing of the receivables, ensuring that the derecognition criteria of IFRS were not fully met. 2011 Fourth Quarter Results Page 18

DEFINITIONS OF TERMS AND DISCLOSURES CEMEX Methodology for translation, consolidation, and presentation of results Under MFRS, beginning January 1, 2008, CEMEX translates the financial statements of those foreign subsidiaries operating in low?inflation environments using exchange rates at the reporting date for the balance sheet and the exchange rates at the end of each month for the income statement, while for foreign subsidiaries operating in high?inflation environments, CEMEX uses the exchange rates at the reporting date for the balance sheet and income statement. CEMEX reports its consolidated results in Mexican pesos. For the reader’s convenience, beginning June 30, 2008, US dollar amounts for the consolidated entity are calculated by converting the nominal Mexican peso amounts at the end of each quarter using the average MXN/US$ exchange rate for each quarter. The exchange rates used to convert results for the fourth quarter of 2011 and the fourth quarter of 2010 are 12.65 and 12.82 Mexican pesos per US dollar, respectively. Per?country/region figures are presented in US dollars for the reader’s convenience. Figures presented in US dollars for Mexico, as of December 31, 2011, and December 31, 2010, can be converted into their original local currency amount by multiplying the US?dollar figure by the corresponding average exchange rates for 2011 and 2010, provided below. Breakdown of regions Northern Europe includes operations in Austria, the Czech Republic, France, Germany, Hungary, Ireland, Latvia, Poland, and the United Kingdom, as well as trading operations in several Nordic countries. The Mediterranean region includes operations in Croatia, Egypt, Israel, Spain, and the United Arab Emirates. The South/Central America and Caribbean region includes CEMEX’s operations in Argentina, Colombia, Costa Rica, the Dominican Republic, El Salvador, Guatemala, Jamaica, Nicaragua, Panama, and Puerto Rico, as well as trading operations in the Caribbean region. The Asia region includes operations in Bangladesh, China, Malaysia, the Philippines, Taiwan, and Thailand. Disclosure on cement volumes As of the second quarter 2010, we changed our reporting base for our cement volumes from total domestic cement including gray and white cement, mortar, and clinker to domestic gray cement, except where indicated. Definition of terms Free cash flow equals operating EBITDA minus net interest expense, maintenance and expansion capital expenditures, change in working capital, taxes paid, and other cash items (net other expenses less proceeds from the disposal of obsolete and/or substantially depleted operating fixed assets that are no longer in operation and coupon payments on our perpetual notes). Maintenance capital expenditures are investments completed with the purpose of ensuring the company’s operational continuity. These includes replacement capital expenditures, which are projects required to change obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies. Net debt equals total debt minus cash and cash equivalents, and does not include our obligations in respect of our perpetual notes and loans, which are treated as equity obligations under Mexican financial reporting standards. Operating EBITDA equals operating income plus depreciation and operating amortization. pp equals percentage points Strategic capital expenditures are investments completed with the purpose of increasing the company’s profitability. These includes growth capital expenditures, which are designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are designed to increase profitability by reducing costs. Working capital equals operating accounts receivable (including other current assets received as payment in kind) plus historical inventories minus operating payables. Earnings per ADS The number of average ADSs outstanding used for the calculation of earnings per ADS was 1,044.6 million for the fourth quarter of 2011, 1,042.2 million for the full year 2011, 1,000.3 million for the fourth quarter of 2010, and 999.2 million for the full year 2010. According to the Mexican NIF B?14 Earnings per share, the weighted?average number of common shares outstanding is determined considering the number of days during the accounting period in which the shares have been outstanding, including shares derived from corporate events that have modified the stockholder’s equity structure during the period, such as increases in the number of shares by a public offering and the distribution of shares from stock dividends or recapitalizations of retained earnings. The shares issued as a result of share dividends and recapitalizations are considered as issued at the beginning of the period. Exchange rates January ? December Fourth quarter 2011 Average 2010Average 2011 Average 2010 Average Mexican peso 12.48 12.67 12.65 12.82 Euro 0.7164 0.7582 0.7122 0.7624 British pound 0.6230 0.6484 0.6220 0.6412 Amounts provided in units of local currency per US dollar. 2011 Fourth Quarter Results Page 19